U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

ICAHN ENTERPRISES L.P.

(Name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

767 Fifth Avenue, Suite 4700

New York, New York

(Address of principal executive offices)

10153

(Zip Code)

Registrant’s telephone number, including area code: (212) 702-4300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2013, Icahn Enterprises L.P. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (the “Underwriter”), providing for the issuance and purchase of an aggregate of 3,174,604 depositary units representing limited partner interests in the Company (the “Depositary Units”) at a price to the public of $63.00 per Depositary Unit (the “Offering”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 30-day option to purchase up to 476,191 additional Depositary Units at the same public offering price.

The gross proceeds to the Company from the Offering are expected to be approximately $200 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by us, or gross proceeds of approximately $223 million if the Underwriter exercises in full its option to purchase additional Depositary Units pursuant to the terms of the Underwriting Agreement. The Offering is expected to close on or about March 6, 2013, subject to conditions set forth in the Underwriting Agreement. All of the Depositary Units in the Offering are to be sold by the Company.

The issuance and purchase of the Depositary Units is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-158705) filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2009, as amended on April 13, 2010, and declared effective by the SEC on May 17, 2010.

The Company intends to use the net proceeds from the Offering for general partnership purposes, which may include investments in operating subsidiaries and potential acquisitions in accordance with the Company’s investment strategy.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Underwriting Agreement contains customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide investors and depositary unitholders with information regarding its terms. The Underwriting Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the such agreement.

The legal opinion of Proskauer Rose LLP relating to the Depositary Units being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion of Proskauer Rose LLP relating to tax matters in the Offering is filed as Exhibit 8.1 to this Current Report on Form 8-K.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On February 28, 2013, the Company issued a press release announcing the Offering. On February 28, 2013, the Company issued a press release announcing pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.

In addition, in connection with the Offering, the Company made investor presentations to certain existing and potential investors in the Company. The investor presentation is attached hereto as Exhibit 99.3.

The information contained in Exhibits 99.1, 99.2 and 99.3 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in Exhibit 99.1, 99.2 and 99.3 shall not be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of February 28, 2013, between Icahn Enterprises L.P. and Jefferies & Company, Inc.
5.1	Opinion of Proskauer Rose LLP
8.1	Opinion of Proskauer Rose LLP relating to tax matters
23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Proskauer Rose LLP (included as Exhibit 8.1 hereto)
99.1	Press Release issued by Icahn Enterprises L.P. related to the announcement of the offering on February 28, 2013
99.2	Press Release issued by Icahn Enterprises L.P. related to pricing of the offering on February 28, 2013
99.3	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013

ICAHN ENTERPRISES L.P. (REGISTRANT)

By:	Icahn Enterprises G.P. Inc.
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer